EXHIBIT 99.2     PRO FORMA FINANCIAL INFORMATION

                         PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma consolidated condensed combined balance sheet as of December 31, 2001 and the unaudited pro forma consolidated condensed combined statements of operations for nine months ended December 31, 2001 and the year ended March 31, 2001 give effect to the merger, accounted for as a purchase. FIRSTFED's fiscal year ends March 31 and People's fiscal year ends December 31. The historical Consolidated Statements of Operations of People's as presented in the unaudited pro forma consolidated condensed combined statements of operations for the nine month and full fiscal year periods are for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

      The unaudited pro forma consolidated condensed combined financial information is based on the historical consolidated financial statements of FIRSTFED and People's under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma consolidated condensed combined balance sheet gives effect to the merger as if the merger had been consummated at the end of the period presented. The unaudited pro forma consolidated condensed combined statements of operations give effect to the merger as if the merger had been consummated on April 1, 2000. The unaudited pro forma consolidated condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger.

      You should read the unaudited pro forma consolidated condensed combined financial statements in conjunction with the consolidated historical financial statements of FIRSTFED and People's, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

      Pro forma per share amounts for the combined company are based on a 1.2644 exchange ratio.



                          FIRSTFED AMERICA BANCORP, INC. AND PEOPLE'S BANCSHARES, INC.
                        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED BALANCE SHEET
                                             AS OF DECEMBER 31, 2001
                                                 (IN THOUSANDS)

                                                                         HISTORICAL
                                                              -------------------------------        PRO FORMA        PRO FORMA
                                                                  FIRSTFED         PEOPLE'S         ADJUSTMENTS       COMBINED
                                                              -------------     -------------    ---------------   --------------
Assets:
    Cash and cash equivalents                                 $    63,387         $ 143,048            (2,075)(B)  $    161,347
                                                                                                      (39,353)(B)
                                                                                                       (3,660)(C)
    Mortgage loans held for sale                                   67,280           221,606                             288,886
    Investment in trading securities                                  528                 -                                 528
    Investment securities available for sale                       23,939            66,366                              90,305
    Mortgage-backed securities                                    531,316           117,482                             648,798
    Stock in Fedral Home Loan Bank of Boston and other
       restricted equity securities                                40,369            19,869                              60,238
    Loans receivable, net                                         889,604           313,793             3,550 (D)     1,206,947
    Accrued interest receivable                                     7,128             4,732                              11,860
    Office properties and equipment, net                           22,746            16,450                              39,196
    Goodwill and other intangible assets                            1,087             1,247            (1,247)(C)        56,183
                                                                                                       11,520 (D)
                                                                                                          520 (D)
                                                                                                       43,056 (D)
    Other assets                                                   51,373            11,165             1,244 (C)        65,282
                                                                                                        1,500 (D)
                                                              -----------         ---------         ---------      ------------
          Total assets                                        $ 1,698,757         $ 915,758         $  15,055      $  2,629,570
                                                              ===========         =========         =========      ============

Liabilities and stockholders' equity:
     Deposits                                                 $   765,287         $ 561,134                        $  1,326,421
     FHLB advances and other borrowings                           766,139           305,720         $  20,000 (D)     1,091,859
     Advance payments by borrowers for taxes and insurance          3,571             1,758                               5,329
     Accrued interest payable                                       3,563                 -                               3,563
     Other liabilities                                             38,898             8,069                 -            46,967
                                                              -----------         ---------         ---------      ------------
          Total liabilities                                     1,577,458           876,681            20,000         2,474,139
                                                              -----------         ---------         ---------      ------------

     Common stock                                                      87               376                19 (B)           106
                                                                                                         (376)(C)
     Additional paid-in capital                                    85,859            24,807            32,178 (B)       119,972
                                                                                                        1,935 (B)
                                                                                                      (24,807)(C)
     Retained earnings                                             77,549            31,719           (31,719)(C)        77,549
     Unallocated ESOP shares                                       (3,098)                -                              (3,098)
     Unearned Stock Incentive Plan shares                          (1,559)                -                              (1,559)
     Treasury stock                                               (40,672)           (8,364)            8,364 (C)       (40,672)
     Accumulated other comprehensive income                         3,133            (9,461)            9,461 (C)         3,133
                                                              -----------         ---------         ---------      ------------
          Total stockholders' equity                              121,299            39,077            (4,945)          155,431
                                                              -----------         ---------         ---------      ------------
          Total liabilities and stockholders' equity          $ 1,698,757         $ 915,758         $  15,055      $  2,629,570
                                                              ===========         =========         =========      ============

              See Notes to Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.



                            FIRSTFED AMERICA BANCORP, INC. AND PEOPLE'S BANCSHARES, INC.
                     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                     FOR THE NINE MONTHS ENDED DECEMBER 31, 2001

                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 HISTORICAL
                                                                         --------------------------      PRO FORMA       PRO FORMA
                                                                           FIRSTFED       PEOPLE'S       ADJUSTMENTS      COMBINED
                                                                         ------------   -----------      -----------     ----------
Interest and dividend income:
    Loans                                                                $  53,924       $  28,099           $ (465)(E)  $  81,558
    Investment and mortgage-backed securities                               27,021          22,957             (845)(E)     49,133
                                                                         ------------   -----------      -----------     ----------
        Total interest and dividend income                                  80,945          51,056           (1,310)       130,691
                                                                         ------------   -----------      -----------     ----------
Interest expense:
    Deposits                                                                19,280          16,711                          35,991
    Borrowed funds                                                          33,790          15,629           (1,409)(E)     48,010
                                                                         ------------   -----------      -----------     ----------
        Total interest expense                                              53,070          32,340           (1,409)        84,001
                                                                         ------------   -----------      -----------     ----------
        Net interest income before loan loss provision                      27,875          18,716               99         46,690
Provision for loan loss                                                        900               -                -            900
                                                                         ------------   -----------      -----------     ----------
        Net interest income after loan loss provision                       26,975          18,716               99         45,790
Non-interest income:
    Service charges on deposit accounts                                      1,521           1,051                           2,572
    Loan servicing income                                                      746               -                             746
    Earnings on Bank-Owned Life Insurance                                    1,418               -                           1,418
    Gain on sale of mortgage loans, net                                      3,349          10,314                          13,663
    Gain (loss) on sale of securities available for sale                     1,003          (2,586)                         (1,583)
    Other income                                                             3,023             216                           3,239
                                                                         ------------   -----------      -----------     ----------
        Total non-interest income                                           11,060           8,995                -         20,055
                                                                         ------------   -----------      -----------     ----------
Non-interest expense:
    Compensation and benefits                                               13,566          12,425                          25,991
    Office occupancy and equipment                                           3,264           2,782                           6,046
    Data processing                                                          1,474           1,330                           2,804
    Amortization of goodwill and other intangible assets                        69              53            1,609 (E)      1,731
    Other expense                                                            3,720           5,951                           9,671
                                                                         ------------   -----------      -----------     ----------
        Total non-interest expense                                          22,093          22,541            1,609         46,243
                                                                         ------------   -----------      -----------     ----------
        Income before income tax expense                                    15,942           5,170           (1,510)        19,602
Income tax expense                                                           5,615           1,976             (513)(E)      7,078
                                                                         ------------   -----------      -----------     ----------
        Net income before cumulative effect of accounting change            10,327           3,194             (997)        12,524
Cumulative effect of change in accounting for derivative
   instruments and hedging activities, net of $237 tax benefit                (461)              -                -           (461)
                                                                         ------------   -----------      -----------     ----------
        Net income                                                       $   9,866       $   3,194           $ (997)     $  12,063
                                                                         ============   ===========      ===========     ==========

Basic earnings per share before cumulative effect of accounting change   $    1.79       $    0.98                       $    1.64
Cumulative effect of accounting change                                       (0.08)              -                           (0.06)
                                                                         ------------   -----------                      ----------
Basic earnings per share                                                 $    1.71       $    0.98                       $    1.58
                                                                         ============   ===========                      ==========
Diluted earnings per share before cumulative effect of accounting change $    1.77       $    0.98                       $    1.63
Cumulative effect of accounting change                                       (0.08)              -                           (0.06)
                                                                         ------------   -----------                      ----------
Diluted earnings per share                                               $    1.69       $    0.98                       $    1.57
                                                                         ============   ===========                      ==========

Weighted average shares outstanding - basic                              5,765,199       3,247,000                       7,615,664
                                                                         ============   ===========                      ==========
Weighted average shares outstanding - diluted                            5,825,134       3,275,000                       7,675,599
                                                                         ============   ===========                      ==========

                 See Notes to Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.


                             FIRSTFED AMERICA BANCORP, INC. AND PEOPLE'S BANCSHARES, INC.
                      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           FOR THE YEAR ENDED MARCH 31, 2001
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              HISTORICAL
                                                                      --------------------------       PRO FORMA       PRO FORMA
                                                                        FIRSTFED       PEOPLE'S       ADJUSTMENTS      COMBINED
                                                                      ------------   -----------      -----------     ----------
Interest and dividend income:
     Loans                                                            $   77,116     $   35,798          $   (620)(E) $  112,294
     Investment and mortgage-backed securities                            36,959         45,504            (1,127)(E)     81,336
                                                                      ------------   -----------      ------------    ----------
        Total interest and dividend income                               114,075         81,302            (1,747)       193,630
                                                                      ------------   -----------      ------------    ----------
Interest expense:
     Deposits                                                             26,252         27,640                           53,892
     Borrowed funds                                                       53,143         25,067            (1,878)(E)     76,332
                                                                      ------------   -----------      ------------    ----------
        Total interest expense                                            79,395         52,707            (1,878)       130,224
                                                                      ------------   -----------      ------------    ----------
        Net interest income before loan loss provision                    34,680         28,595               131         63,406
Provision for loan loss                                                    1,200              -                            1,200
                                                                      ------------   -----------      ------------    ----------
        Net interest income after loan loss provision                     33,480         28,595               131         62,206
Non-interest income:
     Service charges on deposit accounts                                   1,622          1,331                            2,953
     Loan servicing income                                                 1,456              -                            1,456
     Earnings on Bank-Owned Life Insurance                                 1,637              -                            1,637
     Gain on sale of mortgage loans, net                                     583          8,492                            9,075
     Gain (loss) on sale of securities available for sale                      -         (1,224)                          (1,224)
     Other income                                                          3,660            212                            3,872
                                                                      ------------   -----------      ------------    ----------
        Total non-interest income                                          8,958          8,811                 -         17,769
                                                                      ------------   -----------      ------------    ----------
Non-interest expense:
     Compensation and benefits                                            17,786         13,859                           31,645
     Office occupancy and equipment                                        4,447          3,749                            8,196
     Data processing                                                       1,694          1,357                            3,051
     Amortization of goodwill and other intangible assets                     84            119             2,355 (E)      2,558
     Other expense                                                         5,042          5,991                           11,033
                                                                      ------------   -----------      ------------    ----------
        Total non-interest expense                                        29,053         25,075             2,355         56,483
                                                                      ------------   -----------      ------------    ----------
        Income before income tax expense                                  13,385         12,331            (2,224)        23,492
Income tax expense                                                         4,221          4,064              (756)(E)      7,529
                                                                      ------------   -----------      ------------    ----------
        Net income                                                    $    9,164     $    8,267          $ (1,468)    $   15,963
                                                                      ============   ===========      ============    ==========
Basic earnings per share                                              $     1.57     $     2.55                       $     2.07
                                                                      ============   ===========                      ==========
Diluted earnings per share                                            $     1.56     $     2.52                       $     2.07
                                                                      ============   ===========                      ==========

Weighted average shares outstanding - basic                            5,854,465      3,239,465                        7,704,930
                                                                      ============   ===========                      ==========
Weighted average shares outstanding - diluted                          5,864,179      3,284,134                        7,714,644
                                                                      ============   ===========                      ==========


         See Notes to Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

             NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                          COMBINED FINANCIAL STATEMENTS

A.   BASIS OF PRESENTATION

         The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of each of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

         Under accounting principles generally accepted in the United States of America, the transaction will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of People's will be recorded at their estimated fair values. The allocation of the total purchase cost reflected in the unaudited pro forma consolidated condensed combined financial information is preliminary. The actual purchase accounting adjustments to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma consolidated condensed combined financial information based on our estimates. Accordingly, the adjustments that have been included in the unaudited pro forma consolidated condensed combined financial information may change based upon the final allocation of the total purchase cost of the acquisition of People's. The actual allocation of the purchase cost and the resulting effect on income may differ from the unaudited pro forma amounts included in this joint proxy statement - prospectus. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statements of operations.

         The unaudited pro forma consolidated condensed combined statements of operations give effect to the merger as if the merger occurred on April 1, 2000. The unaudited pro forma consolidated condensed combined balance sheet assumes the merger was consummated on December 31, 2001. Certain reclassifications have been included in the unaudited pro forma consolidated condensed combined balance sheet and unaudited pro forma consolidated condensed combined income statements to conform presentation.

         Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma consolidated condensed combined financial statements are summarized as follows:

         Estimated fair values for the assets and liabilities of People's were obtained as follows:

               CASH AND CASH EQUIVALENTS. The carrying amounts of cash and cash equivalents approximate their fair value.

               INVESTMENT  AND  MORTGAGE-BACKED   SECURITIES.  Fair  values  for
         securities are based on quoted market prices.

               STOCK IN FEDERAL HOME LOAN BANK AND OTHER RESTRICTED EQUITY SECURITIES. No ready market exists for these stocks and they have no quoted market value; however, redemption of these stocks has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

               LOANS. Fair values for loans held for investment and other loans are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity. The allowance for loan losses as recorded is deemed to be a reasonable estimate of the credit adjustment.

               OFFICE PROPERTIES AND EQUIPMENT. The book value is deemed to be a reasonable estimate of fair value.

               DEPOSITS. The book value is deemed to be a reasonable estimate of fair value.

               FHLB ADVANCES AND OTHER BORROWINGS. Fair values for advances and other borrowings are estimated by discounting scheduled cash flows using current interest rates.

               IDENTIFIABLE INTANGIBLE ASSETS. A fair value for the core deposit intangible asset was estimated by calculating a 4.5% premium on core deposits of $256.0 million. A fair value for the non-compete intangible asset was estimated based on the amounts to be paid under the non-compete agreement.

               OTHER ASSETS AND OTHER LIABILITIES. Because these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value.

         The premium on loans will be amortized to interest income over three to seven years to approximate a constant yield to maturity. The premium on FHLB advances will be amortized to interest expense over 10 years to approximate a constant yield to maturity. The core deposit intangible asset will be amortized over 10 years on a sum-of-the-years-digits basis. The non-compete intangible asset will be amortized over the two-year contract period on a straight-line basis.

B.   CALCULATION OF PURCHASE PRICE

         The preliminary allocation of the cost to acquire People's is described in the table below (in thousands):

         Cash  payment to People's  stockholders  at $22.00
         per share for 55% of the 3,252,250 shares of
         People's common stock outstanding                        $ 39,353

         Estimated value of FIRSTFED common stock issued
         to acquire People's common stock, assuming that
         45% of the 3,252,250 outstanding shares of
         People's common stock will be exchanged for
         shares of FIRSTFED valued at $22.00 per share.             32,197

         Fair value of People's stock options assumed                1,935

         Estimated transaction costs incurred by FIRSTFED            2,075
                                                                  --------
                  Total cost                                      $ 75,560
                                                                  ========

         Stock options to purchase approximately 256,000 shares of People's common stock with a weighted average exercise price of $17.25 will be assumed by FIRSTFED pursuant to the merger and converted into options to purchase approximately 324,000 shares of FIRSTFED common stock with a weighted average exercise price of $13.64. The fair value of stock options assumed was determined using the binomial option pricing method over the remaining maturity of the options, a discount rate of between 2.80% and 4.87%, volatility of 24.5% and expected dividends of $0.14 per share each quarter. Estimated transaction costs of $2.1 million will be incurred upon consummation of the merger and reflected as part of the purchase price for financial reporting purposes. These costs consist primarily of investment banking, legal and other professional fees and expenses associated with stockholder notifications.

C.   PURCHASE ACCOUNTING ADJUSTMENTS

      Purchase   accounting   adjustments   are   estimated  as  follows  (in
thousands):

      People's net assets at December 31, 2001                          $ 39,077
      Estimated transaction costs:
        Employment contracts and severance costs           $ (2,710)
        Systems and facilities conversion costs                (950)
                                                           ---------
                                                             (3,660)
        Less: related taxes at 34%                            1,244
                                                           ---------
                                                                         (2,416)
        People's historical goodwill and other intangible assets         (1,247)
                                                                        --------
        Adjusted net assets acquired                                    $ 35,414
                                                                        ========

         Merger related compensation costs consist primarily of estimated costs of People's employment contracts and severance plans. Facilities and system costs primarily relate to the termination of data processing contracts and systems. Refinements to the foregoing estimates may occur subsequent to the completion of the merger.

D.   CALCULATION OF GOODWILL

         Excess of cost over net assets acquired for the merger was calculated as follows (in thousands):

         Total cost                                                $ 75,560
         Net assets acquired                                         35,414
                                                                   --------
         Total excess of cost over net assets acquired             $ 40,146
                                                                   ========

         The excess of cost over net assets acquired of $40.1 million was allocated to assets and liabilities on a pro-rata basis after estimating market value as described in Note A (in thousands):

         Loans receivable                                          $  3,550
         FHLB advances and other borrowings                         (20,000)
         Core deposit intangible asset                               11,520
         Noncompete intangible asset                                    520
         Goodwill                                                    43,056

         Deferred tax asset                                           1,500
                                                                   --------
                                                                   $ 40,146
                                                                   ========


 E.   PRO FORMA ADJUSTMENTS

         Pro forma adjustments that were calculated for the merger are as follows (in thousands):

                                                                  NINE MONTHS
                                                                     ENDED             YEAR ENDED
                                                                  DECEMBER 31,          MARCH 31,
                                                                     2001                 2001
                                                              --------------------  -----------------
         Amortization of premium on loans receivable           $        (465)        $    (620)

         Amortization of premium on FHLB advances                      1,409             1,878

         Amortization of core deposit intangible asset                (1,414)           (2,095)

         Amortization of noncompete intangible asset                    (195)             (260)
                                                              --------------------  -----------------
         Total adjustments                                     $        (665)        $  (1,097)
                                                              ====================  =================

         In addition to the above adjustments, reductions in interest income on investments as a result of the cash payment to People's stockholders are calculated based on a 2.5% interest rate. Income tax expense is adjusted using a 34% tax rate.

         The following table summarizes the estimated net future impact of the amortization of the purchase accounting adjustments made in connection with the merger on FIRSTFED's results of operations (in thousands):


            PROJECTED FUTURE
              AMOUNTS FOR                     NET INCREASE (DECREASE)
          FISCAL YEARS ENDED                  IN INCOME BEFORE TAXES
               MARCH 31,                       OF AMORTIZED AMOUNTS
       ------------------------          ------------------------------
                2002                               $   (887)
                2003                                   (418)
                2004                                   (135)
                2005                                     75
                2006                                    532
                2007 and thereafter                   6,339

F.  EARNINGS PER SHARE

         Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding over the period presented. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common stock equivalents. Pro forma basic and diluted weighted average number of common stock utilized for the calculation of earnings per share for the periods presented were calculated using FIRSTFED's historical basic and diluted weighted average common stock plus 1,850,465 shares of common stock issued in the merger.